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                                                                    Exhibit 4.10



                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                               BANK ONE CAPITAL V

         This Amended and Restated Certificate of Trust of BANK ONE Capital V (the "Trust"), dated as of August 1, 2000, is being duly executed and filed by the undersigned, as trustees of the Trust, to amend and restate the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on June 16, 1999, under the Delaware Business Trust Act (12 Del. C. SS 3801, et seq.) (the "Act").

         The original Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

         1. Name. The name of the business trust formed hereby is BANK ONE Capital V.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



                            [SIGNATURE PAGE FOLLOWS]
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         IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Trust in accordance with Section 3811(a)(2) of the Act.

                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as trustee



                                        By:  /s/  John J. Cashin
                                            -------------------------------
                                            Name: John J. Cashin
                                            Title: Vice President



                                        M. EILEEN KENNEDY, not in her individual capacity, but solely as trustee


                                         /s/  M. Eileen Kennedy
                                        -----------------------------------



                                        CHARLES W. SCHARF, not in his
                                        individual capacity, but
                                        solely as trustee


                                         /s/  Charles W. Scharf
                                        -----------------------------------



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